UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2007

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2007, we entered into a Separation and General Release Agreement (“Agreement”) with Murray Kawchuk, our Senior Vice President of Sales and Corporate Marketing, under which Mr. Kawchuk’s employment with us will terminate on May 15, 2007. Under the terms of the Agreement, beginning May 16, 2007, Mr. Kawchuk will receive severance payments equal to base salary, car and membership allowances through June 30, 2007.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Mr. Kawchuk’s resignation and the Agreement described in Item 1.01, our employment agreement with Mr. Kawchuk, dated as of October 20, 2006, pursuant to which he assumed the title of Senior Vice President of Sales and Corporate Marketing, will terminate as of May 15, 2007.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As described in Item 1.01, Murray Kawchuk has resigned from his position as our Senior Vice President of Sales and Corporate Marketing effective May 15, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Separation Agreement and General Release, dated May 2, 2007 between Axesstel, Inc. and Murray Kawchuk

*	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray, Chief Financial Officer

Date: May 4, 2007

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